THIS OPTION AND THE SECURITIES WHICH MAY BE PURCHASED UPON EXERCISE OF THIS OPTION HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH THE SALE OR DISTRIBUTION THEREOF. NO SALE, TRANSFER OR DISTRIBUTION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATING THERETO OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.


      NON-STATUTORY OPTION AGREEMENT

THIS INCENTIVE STOCK OPTION AGREEMENT made as of the ___ day of ________________, 1999, by and between DYNAMIC ASSOCIATES, INC., a Nevada corporation (hereinafter called "Company"), and KEVIN D.
LEE (hereinafter called "Optionee").


	R E C I T A L S

A.	The Board of Directors of the Company has adopted the
Company's 1997 Incentive Stock Option Plan (the "Plan") for the purpose of attracting and retaining the services of selected key employees (including officers and employee directors) who contribute to the financial success of the Company or its parent or subsidiary corporations.

B.	Optionee is an eligible person, and this Agreement is
executed pursuant to, and is intended to carry out the purposes of, the Plan in connection with the Company's grant of a stock option to the Optionee.

C.	The granted option is not intended to be an incentive
stock option ("Incentive Option") within the meaning of Section 422 of the Internal Revenue Code.

NOW, THEREFORE, it is hereby agreed as follows:

1.	Grant of Option. Subject to and upon the terms and
conditions set forth in this Agreement, there is hereby granted to Optionee, as of the date of this Agreement (the "Grant Date"), a stock option to purchase up to 1,000,000 shares of the Company's Common Stock (the "Optioned Shares") from time to time during the option term at the option price of $_______ per share.

2.	Plan. The options granted hereunder are in all instances
subject to the terms and conditions of the Plan. In the event of any conflict between this Agreement and the Plan, the provisions of the Plan shall control, except as expressly noted herein to the contrary. Optionee acknowledges receipt of a copy of the Plan and hereby accepts this option subject to all of the terms and conditions of the Plan. Optionee agrees to accept as binding, conclusive and final all decisions or interpretations of the Board upon any questions arising under the Plan.

<PAGE 177>

3.	Option Term.  This option shall have a maximum term of
five (5) years measured from the Grant Date and shall accordingly expire at the close of business on ________, 2004 (the "Expiration Date"), unless sooner terminated in accordance with Paragraph 6 or Paragraph 8(a).

4.	Option Nontransferable; Exception.  This option shall be
neither transferable nor assignable by Optionee, either voluntarily or involuntarily, other than by will or by the laws of descent and distribution and may be exercised, during Optionee's lifetime, only by Optionee.

5.	Dates of Exercise. The option will vest and become
exercisable with respect to one-third (1/3) of the Optioned Shares upon the execution of that certain Employment Agreement between Dynamic Associates, Inc. and Kevin D. Lee (the "Employment Agreement"); with respect to one-third (1/3) of the Optioned Shares upon the first (1st) anniversary of execution of the Employment Agreement; and with respect to the remaining one-third (1/3) of the Optioned Shares upon the second (2nd) anniversary of execution of the Employment Agreement. Once exercisable, options shall remain so exercisable until the expiration or sooner termination of the option term under Paragraphs 6 or 8(a) of this Agreement. In no event, however, shall this option be exercisable for any fractional shares.

6.	Accelerated Termination of Option Term.  The option term
specified in Paragraph 3 shall terminate (and this option shall cease to be exercisable) prior to the Expiration Date should one of the following provisions become applicable:

(a)	Except as otherwise provided in subparagraphs (b),
(c) or (d) below, should Optionee cease to be an Employee of the Company at any time during the option term, then the period for exercising this option shall be reduced to a three (3) month period commencing with the date of such cessation of Employee status, but in no event shall this option be exercisable at any time after the Expiration Date. Upon the expiration of such three (3) month period or (if earlier) upon the Expiration Date, this option shall terminate and cease to be outstanding.

(b)	Should Optionee die while this option is
outstanding, then the executors or administrators of Optionee's estate or Optionee's heirs or legatees (as the case may be) shall have the right to exercise this option for the number of shares (if any) for which the option is exercisable on the date of the optionee's death. Such right shall lapse and this option shall cease to be exercisable upon the earlier of (i) six (6) months from the date of the optionee's death or (ii) the Expiration Date.

(c)	Should Optionee become permanently disabled and
cease by reason thereof to be an Employee of the Company at any time during the option term, then Optionee shall have a period of six (6) months (commencing with the date of such cessation of Employee status) during which to exercise this option; provided, however, that in no event shall this option be exercisable at any time after the Expiration Date. Optionee shall be deemed to be permanently disabled if Optionee is, by reason of any medically determinable physical or mental impairment expected to result in death or to be of continuous duration of not less than twelve (12) months, unable to perform his usual duties for the Company or its Parent or Subsidiary corporations. Upon the expiration of the limited period of exercisability or (if earlier) upon the Expiration Date, this option shall terminate and cease to be outstanding.

                             2

<PAGE 178>

(d)	Should Optionee's status as an Employee be
terminated for cause (as defined in his Employment Agreement of even date herewith, as such agreement may be amended or superceded from time to time) or should Optionee make or attempt to make any unauthorized use or disclosure of the confidential information or trade secrets of the Company or any parent or subsidiary corporations, then in any such event this option shall terminate and cease to be exercisable immediately upon such termination of Employee status or such unauthorized disclosure or use of confidential or secret information or attempt thereat.

(e)	For purposes of this Paragraph 6 and for all other
purposes under this Agreement, Optionee shall be deemed to be an Employee of the Company and to continue in the Company's employ for so long as Optionee remains an Employee of the Company or one or more of its parent or subsidiary corporations as such terms are defined in the Plan.

7.	Adjustment in Option Shares.

(a)	In the event any change is made to the Common Stock
issuable under the Plan by reason of any stock split, stock dividend, combination of shares, or other change affecting the outstanding Common Stock as a class without receipt of consideration (as set forth in the Plan), then appropriate adjustments will be made to (i) the total number of Optioned Shares subject to this option and (ii) the option price payable per share in order to reflect such change and thereby preclude a dilution or enlargement of benefits hereunder.

(b)	If the Company is the surviving entity in any merger
or other business combination, then this option, if outstanding under the Plan immediately after such merger or other business combination shall be appropriately adjusted to apply and pertain to the number and class of securities to which Optionee immediately prior to such merger of other business combination would have been entitled to receive in the consummation of such merger or other business combination.

8.	Special Termination of Option.

(a)	In the event of one or more of the following
transactions (a "Corporate Transaction"):

(i)	a merger or acquisition in which the Company
is not the surviving entity, except for a transaction the principal purpose of which is to change the State of the Company's incorporation;

(ii)	the sale, transfer or other disposition of all
or substantially all of the assets of the Company; or

(iii)	any other corporate reorganization or
business combination in which fifty percent (50%) or more of the Company's outstanding voting stock is transferred, or exchanged through merger, to different holders in a single transaction or a series of related transactions; then this option shall terminate upon the consummation of such Corporate Transaction and cease to be exercisable, unless it is expressly assumed by the successor corporation or parent thereof. The Company can give no assurance that the options shall be assumed and shall provide Optionee with

                             3
<PAGE 179>

at least thirty (30) days prior written notice of the specified date for the triggering event, and it may occur that some options outstanding under the Plan will be assumed while these options are terminated.

(b)	In the event of a Corporate Transaction, the Company
may, at its option, accelerate the vesting schedule contained in
Section 5 hereof, but shall have no obligation to do so. The Company shall have the right to accelerate other options outstanding under the Plan or any other plan, even if it does not accelerate the options of Optionee hereunder.

(c)	This Agreement shall not in any way affect the right
of the Company to make changes in its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

9.	Privilege of Stock Ownership.  The holder of this option
shall not have any of the rights of a shareholder with respect to the Optioned Shares until such individual shall have exercised the option and paid the option price in accordance with this Agreement.

10.	Manner of Exercising Option.

(a)	In order to exercise this option with respect to all
or any part of the Optioned Shares for which this option is at the time exercisable, Optionee (or in the case of exercise after Optionee's death, Optionee's executor, administrator, heir or legatee, as the case may be) must pay the aggregate option price for the purchased shares in cash or such other form of consideration as permitted under the Plan.

(b)	This option shall be deemed to have been exercised
with respect to the number of Optioned Shares specified by Optionee at such time as the Optionee shall have been delivered appropriate consideration to the Company therefor. As soon thereafter as practical, the Company shall mail or deliver to Optionee or to the other person or persons exercising this option a certificate or certificates representing the shares so purchased and paid for.

11.	Compliance with Laws and Regulations.

(a)	The exercise of this option and the issuance of
Optioned Shares upon such exercise shall be subject to compliance by the Company and Optionee with all applicable requirements of law relating thereto and with all applicable regulations of any stock exchange on which shares of the Company's Common Stock may be listed at the time of such exercise and issuance.

(b)	In connection with the exercise of this option,
Optionee shall execute and deliver to the Company such representations in writing as may be requested by the Company in order for it to comply with the applicable requirements of federal and state securities laws.

12.	Successors and Assigns.  Except to the extent otherwise
provided herein, the provisions of this Agreement shall insure to the benefit of; and be binding upon, the successors, administrators, heirs, legal representatives and assigns of Optionee and the successors and assigns of the Company.

                               4
<PAGE 180>

13.	Liability of Company.

(a)	If the Optioned Shares covered by this Agreement
exceed, as of the Grant Date, the number of shares of Common Stock which may without shareholder approval be issued under the Plan, then this option shall be void with respect to such excess shares unless shareholder approval of an amendment sufficiently increasing the number of shares of Common Stock issuable under the Plan is obtained in accordance with the provisions of Section 18 of the Plan.

(b)	The inability of the Company to obtain approval from
any regulatory body having authority deemed by the Company to be necessary to the lawful issuance and sale of any Common Stock pursuant to this option without the imposition of requirements unacceptable to the Company in its reasonable discretion shall relieve the Company of any liability with respect to the non-issuance or sale of the Common Stock as to which such approval shall not have been obtained. The Company, however, shall use its best efforts to obtain all such approvals.

14.	No Employment Contract.  Except to the extent the terms
of any written employment contract between the Company and Optionee may expressly provide otherwise, the Company (or any parent or subsidiary corporation of the Company employing Optionee) shall be under no obligation to continue the employment of Optionee for any period of specific duration and may terminate Optionee's status as an Employee at any time, with or without cause.

15.	Notices.  Any notice required to be given or delivered to
the Company under the terms of this Agreement shall be in writing and addressed to the Company in care of its Secretary at its corporate offices. Any notice required to be given or delivered to Optionee shall be in writing and addressed to Optionee at the address indicated below Optionee's signature line on this Agreement. All notices shall be deemed to have been given or delivered upon personal delivery or upon deposit in the U.S. mail, postage prepaid and properly addressed to the party to be notified.

16.	Loans or Guarantees.  The Company may, in its absolute
discretion and without any obligation to do so, assist Optionee in the exercise of this option by (i) authorizing the extension of a loan to Optionee from the Company, (ii) permitting Optionee to pay the option price for the purchased Common Stock in installments over a period of years, or (iii) authorizing a guarantee by the Company of a third party loan to Optionee. The terms of any loan, installment method of payment or guarantee (including the interest rate, the collateral requirements and terms of repayment) shall be established by the Company in its sole discretion.

17.	Construction.  This Agreement and the option evidenced
hereby are made and granted pursuant to the Plan and are in all respects limited by and subject to the Plan. All decisions of the Company with respect to any question or issue arising under the Plan or this Agreement shall be conclusive and binding on all persons having an interest in this option.

18.	Governing Law.  The interpretation, performance, and
enforcement of this Agreement shall be governed by the laws of the State of Nevada.

IN WITNESS WHEREOF, the Company has caused this Agreement to be executed in duplicate on its behalf by its duly authorized officer and Optionee has also executed this Agreement in duplicate, all as of the day and year indicated above.

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<PAGE 181>

DYNAMIC ASSOCIATES, INC.,
a Nevada corporation

By:      ________________________________


Title:   ________________________________


_________________________________________
KEVIN D. LEE, Optionee

Address:  _______________________________

          _______________________________

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<Page 182>